Exhibit 10.18

UNSECURED PROMISSORY NOTE

$300,000	April 24, 2014
New York, New York

FOR VALUE RECEIVED, the undersigned (referred to herein as, the “Maker”), promises to pay to the order of CLIFFORD LERNER (“Payee”), the sum of THREE HUNDRED THOUSAND DOLLARS ($300,000) or so much thereof as may be outstanding hereunder, together with interest, in accordance with the terms herein.

1.        Interest Rate. Maker shall pay interest on the unpaid principal amount of this Note, from the date hereof until such principal amount shall be paid in full, at a rate per annum equal to nine percent (9.00%). Interest shall be due and payable on the Maturity Date (as defined below). Interest shall be computed by Payee based on a year of 360 days and actual days elapsed.

2.        Repayments. The principal of, and all accrued and unpaid interest on, this Note shall be due and payable on the earlier of (a) January 24, 2015 and (b) the date on which Payee declares all such amounts due and payable pursuant to Section 5 hereof (the “Maturity Date”). All payments of interest and principal shall be in lawful money of the United States of America.

3.        Prepayments. The unpaid principal balance of this Note may be prepaid in whole or in part at any time without premium or penalty. Each such partial principal prepayment shall be applied first to accrued interest and then to the outstanding principal balance of the Note.

4.       Representations and Warranties. Maker represents and warrants that (a) it is duly organized, validly existing and in good standing in its jurisdiction of formation with all requisite power and authority to carry on its business, (b) the execution, delivery and performance by Maker of this Note are within its valid powers and have been duly and validly authorized by all necessary corporate action of Maker, and (c) this Note creates legal, valid, and binding obligations of Maker, enforceable against it in accordance with its terms, subject to debtor relief laws and general principles of equity.

5.        Defaults and Remedies. It shall be a “Default” under this Note if any of the following events occurs: (a) Maker fails to pay when and as required to be paid herein any amount of principal, or interest on this Note or any other amount due and payable hereunder; (b) any representation, warranty, or certification made by or on behalf of Maker herein or in any document delivered in connection herewith shall be incorrect or misleading when made; (c) Maker institutes or consents to the institution of any proceeding under the Bankruptcy Code of the United States or any other debtor relief laws of the United States or other applicable jurisdictions, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Maker and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under the Bankruptcy Code of the United States or any other debtor relief laws of the United States or other applicable jurisdictions relating to Maker or to all or any material part of its property is instituted without the consent of Maker and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; (d) (i) Maker becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Maker and is not released, vacated or fully bonded within 30 days after its issue or levy; or (e) any provision of this Note, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the obligations hereunder, ceases to be in full force and effect; or Maker or any other person or entity contests in any manner the validity or enforceability of any provision of this Note; or Maker denies that it has any or further liability or obligation under any provision of this Note, or purports to revoke, terminate or rescind any provision of this Note.

Promissory Note

Upon the occurrence of a Default, Payee may (i) declare all or any portion of this Note and all obligations hereunder then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of this Note and any obligations, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Note shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Maker and (ii) exercise any and all of its other rights and remedies under applicable law and hereunder or any other loan document; provided, however, that upon the occurrence of any Default described in clause (c) or (d) of this Section 5 with respect to Maker, without any notice to Maker or any other person or any act by Payee, all loans and all other amounts due under this Note shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by Maker.

6.        Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right under this Note, or under any document or instrument executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

7.        Notices. Any notice or demand given hereunder by Payee shall be deemed to have been given and received (a) when actually received by Maker, if delivered in person or by courier or messenger, or (b) two business days after a letter containing such notice, certified or registered, with postage prepaid, addressed to Maker, is deposited in the United States Mail. The address of Maker is set forth on the signature page hereto and such address may be amended by written notice provided by Maker to Payee sent by certified or registered letter.

8.        Lost, Stolen, Destroyed or Mutilated Note. In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any such mutilated Note, or in lieu of any such Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of any such Note.

9.        Governing Law. The laws of the State of New York shall govern the construction, validity, enforcement and interpretation of this Note.

10.      Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

11.     Successors and Assigns. This Note shall be binding on Maker its successors and assigns, whether so expressed or not; provided, however, that Maker may not, without the prior written consent of Payee, assign any rights, duties, or obligations under this Note.

12.     Maximum Interest Rate. Regardless of any provision contained herein, or in any other document executed in connection herewith, the holder hereof shall never be entitled to receive, collect or apply, as interest hereon, any amount in excess of the maximum rate of interest permitted to be charged from time to time by applicable law, and in the event the holder hereof ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of the principal hereof and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable, under any specified contingency, exceeds the highest lawful rate, Maker and the holder hereof shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof; provided that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum lawful rate, the holder hereof shall refund to Maker the amount of such excess or credit the amount of such excess against the principal hereof, and in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the maximum lawful rate.

Promissory Note

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13.     Consent to Jurisdiction. MAKER IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF, FROM OR RELATED TO THIS NOTE WILL BE LITIGATED IN COURTS HAVING SITUS WITHIN NEW YORK CITY, NEW YORK.

14.      Waiver of Jury Trial. MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

15.      ENTIRETIES. THIS NOTE, TOGETHER WITH THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

Promissory Note

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IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

MAKER:

SNAP INTERACTIVE, INC., a Delaware corporation

/s/ Alexander Harrington
By: Alexander Harrington
Title: Chief Operating Officer

Address:	462 7th Avenue, 4th Floor
New York, NY 10018

Signature Page to Promissory Note